     As filed with the Securities and Exchange Commission on June 26, 2002
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------
                           CHEVRONTEXACO CORPORATION
                          CHEVRON CAPITAL U.S.A. INC.
                          CHEVRON CAPITAL CORPORATION
                        CHEVRON CANADA CAPITAL COMPANY
                         CHEVRONTEXACO CAPITAL COMPANY
                       CHEVRONTEXACO FUNDING CORPORATION
            (Exact name of registrant as specified in its charter)
                               -----------------

                          Delaware                                              94-0890210
                          Delaware                                              94-2943052
                          Delaware                                              94-3343413
                         Nova Scotia                                            98-0213478
                         Nova Scotia                                           [applied for]
                          Delaware                                             [applied for]
(State or other jurisdiction of Incorporation or organization)     (I.R.S. Employer Identification No.)

                  CHEVRONTEXACO CORPORATION
                 CHEVRON CAPITAL U.S.A. INC.
                 CHEVRON CAPITAL CORPORATION                          CHEVRON CANADA CAPITAL COMPANY
              CHEVRONTEXACO FUNDING CORPORATION                        CHEVRONTEXACO CAPITAL COMPANY
      575 Market Street, San Francisco, California 94105       500 5th Avenue S.W., Calgary, Alberta T2P OL7
                       (415) 894-7700                                         (403) 234-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                      Lydia I. Beebe, Corporate Secretary
                           ChevronTexaco Corporation
              575 Market Street, San Francisco, California 94105
                                (415) 894-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------
                                  Copies to:

               Ruth Modisette, Esq.
             David M. Koeninger, Esq.                               Janet L. Fisher, Esq.
              Pillsbury Winthrop LLP                          Cleary, Gottlieb, Steen & Hamilton
50 Fremont Street, San Francisco, California 94105     One Liberty Plaza, New York, New York 10006-1470

                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                                  Proposed
                                                    Proposed       Maximum
                                                    Maximum       Aggregate
       Title of Each Class         Amount To Be  Offering Price   Offering        Amount of
  of Securities To Be Registered  Registered(1)   Per Unit(2)     Price(2)     Registration Fee
-----------------------------------------------------------------------------------------------
Debt securities.................. $4,000,000,000      100%      $4,000,000,000     $368,000(3)
-----------------------------------------------------------------------------------------------
Guarantees of the debt securities       --             --             --               --

================================================================================
(1) Or, if any securities are issued at original issue discount, such greater amount as shall result in aggregate proceeds of $4,000,000,000 to the issuer.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(3) ChevronTexaco Corporation, Chevron Capital Corporation and Chevron Canada Capital Company previously paid a filing fee of $556,000 in respect of $2,000,000,000 of unsold debt securities and guarantees of such debt securities registered under registration statement nos. 333-90977, 333-90977-01 and 333-90977-02, initially filed November 15, 1999. Pursuant to Rule 457(p) under the Securities Act, the registrants hereby offset the filing fee for this registration statement by the amount of such previously paid filing fee. Accordingly, no filing fee has been submitted herewith.
                               -----------------
THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.



                  SUBJECT TO COMPLETION, DATED JUNE 26, 2002

PROSPECTUS

                                $4,000,000,000

                           CHEVRONTEXACO CORPORATION

                               -----------------

                          CHEVRON CAPITAL U.S.A. INC.
                          CHEVRON CAPITAL CORPORATION
                        CHEVRON CANADA CAPITAL COMPANY
                         CHEVRONTEXACO CAPITAL COMPANY
                       CHEVRONTEXACO FUNDING CORPORATION

                         unconditionally guaranteed by

                           CHEVRONTEXACO CORPORATION

                               -----------------

                                DEBT SECURITIES

   Any of ChevronTexaco Corporation, Chevron Capital U.S.A. Inc., Chevron Capital Corporation, Chevron Canada Capital Company, ChevronTexaco Capital Company or ChevronTexaco Funding Corporation may offer from time to time debt securities up to an amount resulting in aggregate proceeds of $4,000,000,000, or an equivalent amount if the securities are denominated in another currency. Market conditions at the time of sale will determine the terms of any securities offered.

   Securities offered by Chevron Capital U.S.A. Inc., Chevron Capital Corporation, Chevron Canada Capital Company, ChevronTexaco Capital Company or ChevronTexaco Funding Corporation, which are referred to collectively in this prospectus as the subsidiary issuers, will be unconditionally guaranteed by ChevronTexaco.

   ChevronTexaco or any subsidiary issuer may issue securities in one or more series with the same or various maturities, at par, at a premium or with an original issue discount. The securities may be offered through underwriters or agents, or directly to investors or dealers. At the issuer's option and as described in the relevant prospectus supplement, the securities may be denominated in U.S. dollars or in any other currency.

   This prospectus describes generally the terms of the securities. A supplement or supplements to this prospectus will describe the specific terms of each issuance of securities. If any offering involves underwriters, dealers or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

                               -----------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this prospectus is      .

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that ChevronTexaco and the subsidiary issuers have filed with the United States Securities and Exchange Commission. By using a shelf registration statement, ChevronTexaco or any subsidiary issuer may sell debt securities in one or more offerings up to a total dollar amount of $4,000,000,000. This prospectus only provides a general description of the securities that may be offered. Each time ChevronTexaco or a subsidiary issuer sells securities under the shelf registration, a supplement to this prospectus containing specific information about the terms of the securities will be provided. Any prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   ChevronTexaco files annual, quarterly and special reports, proxy statements and other information with the Commission. ChevronTexaco's filings are also available to the public over the Internet at its web site (www.chevrontexaco.com) or at the Commission's website (www.sec.gov). Copies of all such reports, proxy statements and other documents are also available at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Commission's public reference room by calling the Commission at (800) SEC-0330. ChevronTexaco is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested to do so.

   ChevronTexaco has filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933, as amended, relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

                     INFORMATION INCORPORATED BY REFERENCE

   The Commission allows ChevronTexaco to "incorporate by reference" into this prospectus the information in documents that ChevronTexaco files with it. This means that ChevronTexaco can disclose important information to you by referring you to other documents which it has filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information that ChevronTexaco files with the Commission after the date hereof will automatically update and may supercede this information. ChevronTexaco incorporates by reference the documents listed below and any future filings which ChevronTexaco makes with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering of securities by this prospectus.

   (a) ChevronTexaco's Annual Report on Form 10-K for the year ended December 31, 2001.

   (b) ChevronTexaco's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

   Upon written or oral request, ChevronTexaco will provide, without charge, to each person to whom a copy of this prospectus has been delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Requests for copies should be directed to:

          ChevronTexaco Corporation
          6001 Bollinger Canyon Rd., Building E
          San Ramon, California 94583
          Attention:  Corporate Finance
          Telephone:  (925) 842-8049

                           CHEVRONTEXACO CORPORATION

   ChevronTexaco Corporation, a Delaware corporation, manages its investments in subsidiaries and affiliates, and provides administrative, financial and management support to, U.S. and foreign subsidiaries that engage in fully integrated petroleum operations, chemicals operations, coal mining, power and energy services. The company operates in the United States and approximately 180 other countries. Petroleum operations consist of exploring for, developing and producing crude oil and natural gas; refining crude oil into finished petroleum products; marketing crude oil, natural gas and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipelines, marine vessels, motor equipment and rail car. Chemicals operations include the manufacture and marketing, by an affiliate, of commodity petrochemicals and plastics for industrial uses, and the manufacture and marketing, by a consolidated subsidiary, of fuel and lubricating oil additives.

   ChevronTexaco's executive offices are located at 575 Market Street, San Francisco, California 94105 (telephone: (415) 894-7700).

                          CHEVRON CAPITAL U.S.A. INC.

   Chevron Capital U.S.A. Inc. is an indirect wholly owned subsidiary of ChevronTexaco, incorporated on July 16, 1984 and organized under the laws of the state of Delaware. Its principal executive offices are located at 575 Market Street, San Francisco, California 94105 (telephone (415) 894-7700). Its business activities consist primarily of providing funds to ChevronTexaco for general corporate purposes.

                          CHEVRON CAPITAL CORPORATION

   Chevron Capital Corporation is a direct wholly owned subsidiary of ChevronTexaco, incorporated on April 29, 1999 and organized under the laws of the state of Delaware. Its principal executive offices are located at 575 Market Street, San Francisco, California 94105 (telephone (415) 894-7700). Its business activities consist primarily of providing funds to ChevronTexaco for general corporate purposes.

                        CHEVRON CANADA CAPITAL COMPANY

   Chevron Canada Capital Company is an indirect wholly owned subsidiary of ChevronTexaco, incorporated on November 5, 1999 and organized under the laws of Nova Scotia, Canada. Its principal executive offices are located at 500 5th Avenue S.W., Calgary, Alberta T2P OL7 (telephone (403) 234-5000). Its business activities consist primarily of providing funds to non-U.S. affiliates of ChevronTexaco for general corporate purposes.

                         CHEVRONTEXACO CAPITAL COMPANY

   ChevronTexaco Capital Company is an indirect wholly owned subsidiary of ChevronTexaco, incorporated on May 7, 2002 and organized under the laws of Nova Scotia, Canada. Its principal executive offices are located at 500 5th Avenue S.W., Calgary, Alberta T2P OL7 (telephone (403) 234-5000). Its business activities consist primarily of providing funds to non-U.S. affiliates of ChevronTexaco for general corporate purposes.

                       CHEVRONTEXACO FUNDING CORPORATION

   ChevronTexaco Funding Corporation is an indirect wholly owned subsidiary of ChevronTexaco, incorporated on June 11, 2002 and organized under the laws of the state of Delaware. Its principal executive offices are located at 575 Market Street, San Francisco, California 94105 (telephone (415) 894-7700). Its business activities consist primarily of providing funds to non-U.S. affiliates of ChevronTexaco for general corporate purposes.

                                USE OF PROCEEDS

   Except as any accompanying prospectus supplement may state, the net proceeds from the sale of securities will be used for general corporate purposes, including refinancing a portion of the existing commercial paper borrowings or long-term or short-term debt of ChevronTexaco or its subsidiaries, or financing capital programs.

                          FORWARD-LOOKING STATEMENTS

   This prospectus and any accompanying prospectus supplement contains or incorporates by reference forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of ChevronTexaco and the subsidiary issuers are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the prospectus supplement containing the forward-looking statements. Neither ChevronTexaco nor any subsidiary issuer is obligated to update these statements or publicly release the result of any revision to them to reflect events or circumstances after the date of this prospectus or the applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

                         DESCRIPTION OF THE SECURITIES

   The following is a general description of the securities that may be offered by this prospectus. This summary is not meant to be a complete description of the securities. The accompanying prospectus supplement will contain the material terms and conditions of the securities described in this prospectus.

   Each series of securities will be issued under one of the following indentures:

  . Indenture, dated as of June 15, 1995, as supplemented by the First Supplemental Indenture dated October 13, 1999, each being between ChevronTexaco and JPMorgan Chase Bank, as trustee.

  . Indenture, dated as of May 15, 1987, as supplemented by the First Supplemental Indenture dated as of August 1, 1994, each being among ChevronTexaco, as guarantor, Chevron Capital U.S.A. Inc. and JPMorgan Chase Bank, as trustee.

  . Indenture to be entered into among ChevronTexaco, as guarantor, Chevron Capital Corporation and JPMorgan Chase Bank, as trustee.

  . Indenture to be entered into among ChevronTexaco, as guarantor, Chevron Canada Capital Company and a trustee to be named.

  . Indenture to be entered into among ChevronTexaco, as guarantor, ChevronTexaco Capital Company and JPMorgan Chase Bank, as trustee.

  . Indenture to be entered into among ChevronTexaco, as guarantor, ChevronTexaco Funding Corporation and a trustee to be named.

Each indenture provides for the issuance of securities without limitation as to aggregate principal amount. See "Description of the Indentures," below.

   For each series of securities, the following terms will be described in the prospectus supplement applicable to that series:

  .   the identity of the issuer and the applicable indenture;

  .   the designation of the series of securities;

  .   the aggregate principal amount of the series of securities;

  . the stated maturity or maturities for payment of principal of the series of securities;

  .   any sinking fund or analogous provisions;

  . the rate or rates at which the series of securities bears interest, the method of calculating the interest rate or rates and the interest payment dates for the series;

  . the currencies in which principal of and interest and any premium on the series of securities will be payable, if other than U.S. dollars;

  . the redemption date or dates, if any, and the redemption price or prices and other applicable redemption provisions for the series of securities;

  . whether the series will be issued as one or more global securities, and if so, the depository for the securities;

  . if not issued as global securities, the denominations in which the securities of the series will be issuable, if other than denominations of $1,000 and integral multiples of $1,000;

  .   the date from which interest on the series of securities will accrue;

  . the basis upon which interest on the series of securities will be computed, if other than a 360-day year of twelve 30-day months;

  . if other than the principal amount of the series of securities, the portion of the principal amount of the series of securities that will be payable upon any declaration of acceleration of the maturity of the series of securities pursuant to the applicable indenture;

  . if other than the trustee under the applicable indenture, the person or persons who shall be registrar for the series of securities;

  .   the record date; and

  . any other term or provision relating to the series of securities which is not inconsistent with the provisions of the applicable indenture.

                         DESCRIPTION OF THE INDENTURES

   THE FOLLOWING DESCRIPTION OF THE INDENTURES IS ONLY A SUMMARY. A COPY OF
EACH INDENTURE IS FILED AS AN EXHIBIT TO, OR INCORPORATED BY REFERENCE IN, THIS REGISTRATION STATEMENT. WE ENCOURAGE YOU TO READ EACH INDENTURE IN ITS ENTIRETY.

GENERAL

   ChevronTexaco may issue securities from time to time under an Indenture dated as of June 15, 1995, as supplemented by the First Supplemental Indenture, dated as of October 13, 1999, each being between ChevronTexaco and JPMorgan Chase Bank, as trustee, and which are collectively referred to in this prospectus as the ChevronTexaco indenture. Chevron Capital U.S.A. Inc. may issue securities from time to time under an Indenture, dated as of May 15, 1987, as supplemented by the First Supplemental Indenture dated as of August 1, 1994, each being among ChevronTexaco, as guarantor, Chevron Capital U.S.A. Inc. and JPMorgan Chase Bank, as trustee. Chevron Capital Corporation may issue securities from time to time under an Indenture to be entered into among ChevronTexaco, as guarantor, Chevron Capital Corporation and JPMorgan Chase Bank, as trustee. Chevron Canada Capital Company may issue securities from time to time under an Indenture to be entered into among ChevronTexaco, as guarantor, Chevron Canada Capital Company and a trustee to be named. ChevronTexaco Capital Company may issue securities from time to time under an Indenture to be entered into among ChevronTexaco, as guarantor, ChevronTexaco Capital Company and JPMorgan Chase Bank, as trustee. ChevronTexaco Funding Corporation may issue securities from time to time under an Indenture to be entered into among ChevronTexaco, as guarantor, ChevronTexaco Funding Corporation and a trustee to be named. The subsidiary issuers' indentures are referred to collectively in this prospectus as the subsidiary indentures. The subsidiary indentures, together with the ChevronTexaco indenture, are referred to collectively in this prospectus as the indentures.

   The following terms apply to securities issued under any of the indentures. Terms of the indentures which apply only to securities issued by the subsidiary issuers appear below, under "The Subsidiary Indentures."

COVENANTS OF CHEVRONTEXACO

   Capitalized terms used in the following description are defined terms. The definitions of these terms are located under "--Definitions applicable to covenants."

   Corporate existence

   In each indenture, ChevronTexaco agrees that, so long as securities are outstanding under the indenture, ChevronTexaco will not sell substantially all of its assets, dissolve, or consolidate or merge with any corporation unless the purchaser of the assets or the surviving company in any merger or consolidation:

  . is incorporated and existing under the laws of one of the states of the United States of America;

  . assumes ChevronTexaco's obligations under the indenture and the securities issued under the indenture; and

  . is not, after the sale, merger or consolidation, in default under any provision of the indenture.

   Securities to be secured in certain events

   In each indenture, ChevronTexaco agrees that prior to consummating any consolidation or merger that would subject any Principal Property to any mortgage, security interest, pledge, lien or other encumbrance, it will secure all securities outstanding under the indenture equally and ratably with the debt or other obligation secured by the encumbrance resulting from the consolidation or merger. ChevronTexaco may also secure, together with the securities issued under the indenture, any of its other indebtedness or any indebtedness it guarantees that ranks equally with securities issued under the indenture. This covenant does not apply to debts or obligations that ChevronTexaco or any Restricted Subsidiary could have incurred without securing securities issued under the indenture pursuant to the covenant "Limitation on liens," described in this prospectus.

   Limitations on liens

   In each indenture, ChevronTexaco agrees that it will not, and it will not permit any Restricted Subsidiary to, issue, assume or guarantee any debt secured by a mortgage, pledge or lien on any Property, without effectively providing that the securities outstanding under that indenture shall be equally and ratably secured. ChevronTexaco may also secure, together with the securities issued under that indenture, any of its other indebtedness or any indebtedness it guarantees that ranks equally with securities issued under that indenture. This covenant does not apply to debt secured by:

  . liens on Property of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

  . liens on Property existing at the time ChevronTexaco acquired the Property;

  . liens on Property that secure debt incurred for the payment of all or any part of the purchase price of the Property;

  . liens on Property that secure a debt incurred prior to, at the time of or within two years after the acquisition of the Property for the purpose of financing all or any part of the purchase price of the Property;

  . liens on Property to secure a debt incurred to fund all or any part of the cost of exploration, drilling or development of the Property or the cost of improvements to the Property;

  . liens that secure debt owing by a Restricted Subsidiary to ChevronTexaco or any subsidiary of ChevronTexaco;

  . liens on personal property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing in less than one year;

  . liens on Property to secure debt incurred in connection with any financing done in accordance with the provisions of section 103 of the Internal Revenue Code of 1986, as amended; or

  . any extension, renewal or replacement, in whole or in part, of any lien referred to in the above list or any debt secured by a lien referred to in the above list.

   For purposes of this covenant, the following types of transactions are deemed not to create debt secured by a lien:

  . the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from the sale or transfer a specified amount of money, however determined, or a specified amount of the minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a "production payment"; and

  . the mortgage or pledge of any property of ChevronTexaco or any Subsidiary in favor of the United States, or any state, or any department, agency or instrumentality of either, to secure partial, progress, advance or other payments to ChevronTexaco or any Subsidiary pursuant to the provisions of any contract or statute.

   Notwithstanding the restrictions contained in this covenant, ChevronTexaco may, and may permit any Restricted Subsidiary to, issue, assume or guarantee debt without equally and ratably securing the securities issued under the indenture, provided that the aggregate amount of that debt and Attributable Debt with respect to sale and leaseback arrangements does not exceed ten percent of ChevronTexaco's Consolidated Adjusted Tangible Assets.

   Limitation on sale and leaseback

   In each indenture, ChevronTexaco agrees that it will not, and it will not permit any Restricted Subsidiary to, enter into any sale and leaseback arrangement unless either:

  . ChevronTexaco or any Restricted Subsidiary could create debt secured by a mortgage pursuant to the covenant "Limitation on liens" on the property to be leased without equally and ratably securing the securities issued under that indenture; or

  . within one year before or after the sale or transfer, ChevronTexaco has applied or applies an amount equal to the greater of (a) the net proceeds of the sale of the leased property or (b) the fair value of the leased property at the time of the sale and leaseback transaction to:

     . the voluntary retirement of debt of ChevronTexaco or a Restricted Subsidiary or debt of a Subsidiary that matures more than one year after being incurred; or

     .   the acquisition, development or improvement of a Principal Property.

   This covenant does not apply to temporary leases for a term of not more that three years or sale or transfer and leaseback transactions involving the acquisition or improvement of Principal Properties, provided within one year before or after the sale or transfer, ChevronTexaco has applied or applies an amount equal to the greater of (a) the net proceeds of the sale of the leased property or (b) the fair value of the leased property at the time of the transaction to:

  . the voluntary retirement of debt of ChevronTexaco or a Restricted Subsidiary or debt of a Subsidiary that matures more than one year after being incurred; or

  .   the acquisition, development or improvement of a Principal Property.

   Definitions applicable to covenants

   Terms used in this description of ChevronTexaco's covenants under the indentures have the following meanings:

   "Attributable Debt" for a sale-leaseback transaction means the lesser of

  . the fair value of the property subject to the transaction (as determined by ChevronTexaco's Board of Directors); or

  .   the present value of rent for the remaining term of the lease.

   "Consolidated Adjusted Tangible Assets" means the consolidated total assets of ChevronTexaco and its subsidiaries as reflected in ChevronTexaco's most recent consolidated balance sheet prepared in accordance with ChevronTexaco's accounting policies and generally accepted accounting principles, less

  . goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other deferred charges;

  . total current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases; and

  . deferred credits and other noncurrent obligations, including minority interests in consolidated subsidiaries and reserves--employee annuity plans and other reserves which may hereafter be defined in ChevronTexaco's accounting policies.

   "Principal Property" means any oil or gas producing property located in the United States of America, onshore or offshore, or any refinery or manufacturing plant located in the United States of America, in each case now owned or hereafter acquired by ChevronTexaco or a Restricted Subsidiary, except any oil or gas producing property, refinery or plant that in the opinion of the Board of Directors of ChevronTexaco is not of material importance to the total business conducted by ChevronTexaco and its consolidated Subsidiaries.

   "Property" means Principal Properties or any shares of stock of or indebtedness of any Restricted Subsidiary.

   "Restricted Subsidiary" means any Subsidiary of ChevronTexaco that has substantially all of its assets located in the United States of America and owns a Principal Property, and in which ChevronTexaco's direct or indirect capital investment, together with the outstanding balance of

  . any loans or advances made to such Subsidiary by ChevronTexaco or any other Subsidiary and

  . any debt of such Subsidiary guaranteed by ChevronTexaco or any other Subsidiary.

exceeds $100 million. "Subsidiary" of ChevronTexaco means any corporation at least a majority of the outstanding securities of which having ordinary voting power (other than securities having such power only by reason of the happening of a contingency) is owned by ChevronTexaco or by one or more Subsidiaries or by ChevronTexaco and one or more Subsidiaries.

   Any additional covenants

   Any additional covenants with respect to any particular series of securities issued under an indenture will be described in the relevant prospectus supplement. The indentures do not contain any covenants specifically designed to protect securityholders against a reduction in the creditworthiness of ChevronTexaco in the event of a highly leveraged transaction. The indentures do not limit the amount of additional indebtedness that ChevronTexaco, or any of its subsidiaries, may incur.

EVENTS OF DEFAULT

   The indentures define an event of default with respect to any particular series of securities as any one of the following events:

  . default for 30 days in any payment of interest on any security issued under the indenture;

  . default in the payment of the principal of or any premium on any security issued under the indenture;

  . default in the satisfaction of any sinking fund payment obligation relating to any series of securities issued under the indenture;

  . failure to perform any agreement or covenant in the securities of any series, in the indenture or any supplemental indenture, for 90 days after receiving notice of the failure;

  . particular events of bankruptcy, insolvency or similar reorganization of ChevronTexaco.

   An event of default with respect to one series of securities will not necessarily constitute an event of default with respect to any other series of securities. If an event of default with respect to the securities of any one or more series occurs and is continuing, the trustee or the holders of not less than 25 percent in principal amount of the securities of each such series may declare the principal amount of all of the securities of that series, together with any accrued interest, to be immediately due and payable. In the case of any original issue discount securities, the terms of those securities will specify what portion of the principal amount the holders may declare due and payable upon a continuing event of default. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding securities of that series may, under some circumstances, rescind and annul the acceleration.

   If an event of default occurs and is continuing, the trustee under the applicable indenture may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or any premium or interest on the securities of the series to which the default relates or to enforce the performance of any provision of that series of securities or the indenture under which the securities were issued.

   The holders of a majority in principal amount of the outstanding securities of any series may waive any past event of default with respect to that series and its consequences, except a continuing default:

  . in the payment of the principal of or any redemption premium or interest on such securities;

  . in the satisfaction of any sinking fund obligation relating to such series of securities; or

  . in respect of a covenant or provision of the indenture under which the series of securities was issued which cannot be modified or amended without the consent of the holder of each security affected by the default.

MODIFICATIONS OF THE INDENTURE

   Without the consent of any holder of securities, ChevronTexaco and the trustee, in the case of the ChevronTexaco indenture, or ChevronTexaco, the subsidiary issuer and the trustee, in the case of a subsidiary indenture, may enter into a supplemental indenture to amend the indenture or the securities issued under that indenture for any of the following purposes:

  .   to cure any ambiguity, defect or inconsistency;

  . to permit a successor to assume ChevronTexaco's obligations or the obligations of any subsidiary issuer under the indenture as permitted by the indenture;

  . to eliminate or change any provision of the indenture, provided the change does not adversely affect the rights of any holder of outstanding securities;

  . to provide for the issuance and establish the terms and conditions of securities of any series;

  . to add to ChevronTexaco's covenants or the covenants of any subsidiary issuer further covenants, restrictions or conditions for the protection of the holders of all or any particular series of securities; or

  . to appoint, at the request of the trustee, a successor trustee for a particular series of securities.

   ChevronTexaco and the trustee and, if applicable, a subsidiary issuer, may modify or amend an indenture and the rights and obligations of ChevronTexaco and, if applicable, the subsidiary issuer, or the rights and obligation of the holders of the securities at any time with the consent of the holders of not less than a majority in aggregate principal amount of all series of securities then outstanding and affected by the proposed modification or amendment, voting as one class. However, without the consent of the holder of each affected outstanding security, no amendment or modification may, among other things:

  .   change the fixed maturity or redemption date of any outstanding security;

  .   reduce the rate of interest on any outstanding security;

  . alter the method of determining the rate of interest on any outstanding security;

  .   extend the time of payment of interest;

  .   reduce the principal amount of any outstanding security;

  . reduce any premium payable upon the redemption of any outstanding security;

  . change the coin or currency in which any outstanding securities or the interest thereon are payable;

  . impair the securityholders' right to institute suit for the enforcement of payment;

  . reduce the percentage of the holders of outstanding securities whose consent is required for any modification or amendment;

  . change the time of payment or reduce the amount of any minimum sinking account or fund payment; or

  . modify any provisions of the indenture relating to the amendment of the indenture or the creation of a supplemental indenture, unless the change increases the rights of the securityholders.

DEFEASANCE AND DISCHARGE

   Each indenture provides that ChevronTexaco and, if applicable, the subsidiary issuer, may terminate and be fully discharged from their obligations with respect to any series of securities issued under that indenture if ChevronTexaco or the subsidiary issuer deposits in trust with the applicable trustee money, direct obligations of the United States of America or obligations guaranteed by the United States of America sufficient to pay principal, premium and interest, if any, on that series of securities to the date of its redemption or maturity. In the case of securities issued in a currency other than U.S. currency, ChevronTexaco or the subsidiary issuer may instead deposit direct obligations of or obligations guaranteed by the government that issued that currency. In order to terminate their obligations in this manner, ChevronTexaco or the subsidiary issuer must deliver to the trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.

   ChevronTexaco may also terminate its obligations to comply with covenants applicable to any outstanding securities, including the covenants described in "--Covenants of ChevronTexaco," if it or any subsidiary issuer deposits in trust with the trustee money, direct obligations of the United States of America or obligations guaranteed by the United States of America sufficient to pay principal, premium and interest, if any, on that series of securities to the date of its redemption or maturity.

GOVERNING LAW

   The indentures and each security issued under the indentures are to be deemed to be contracts made under, and are to be construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEES

   JPMorgan Chase Bank (successor to The Chase Manhattan Bank) is the trustee of the ChevronTexaco and Chevron Capital U.S.A. Inc. indentures and will be the trustee of the Chevron Capital Corporation and ChevronTexaco Capital Company indentures. The trustee of the Chevron Canada Capital Company and ChevronTexaco Funding Corporation indentures will be named. In certain instances, ChevronTexaco or the holders of a majority of the then-outstanding principal amount of the securities may remove a trustee and appoint a successor trustee. A trustee may become the owner or pledgee of any of the securities issued under an indenture with the same rights it would have if it were not the trustee. Each trustee and any successor trustee must be a corporation:

  . organized and doing business as a commercial bank under the laws of the United States or of any state within the United States or of the District of Columbia;

  .   authorized under applicable laws to exercise corporate trust powers;

  .   having a combined capital and surplus of at least $100 million; and

  . subject to examination by federal or state or District of Columbia authority.

From time to time, a trustee may also serve as trustee under other indentures relating to securities issued by ChevronTexaco or affiliated companies and may engage in commercial transactions with ChevronTexaco and affiliated companies.

THE SUBSIDIARY INDENTURES

   In addition to the general terms above, each subsidiary indenture includes the following terms.

GUARANTEE

   Under the terms of each subsidiary indenture, ChevronTexaco fully and unconditionally guarantees to the holders of the securities the full and prompt payment of the interest, principal and any redemption premium on the securities. ChevronTexaco's guarantee will remain in effect until the entire principal amount, all interest and any premium on the securities has been paid in full or otherwise discharged in accordance with the terms of the applicable subsidiary indenture. ChevronTexaco's obligations under its guarantee contained in each subsidiary indenture are unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of any security or that subsidiary indenture. The trustee has the right to proceed first and directly against ChevronTexaco, without first proceeding against any subsidiary issuer or exhausting any other remedies it may have, in the event of a default in:

  .   the payment of interest on any security;

  .   the payment of principal of a security;

  .   the payment of any premium on any security; or

  .   any sinking fund payment.

SUCCESSORS TO SUBSIDIARY ISSUERS

   All of the rights and obligations of a subsidiary issuer under any subsidiary indenture and the securities outstanding under a subsidiary indenture may be assigned and transferred to:

  . another person with which the subsidiary is consolidated or merged or which acquires by conveyance or transfer any of the properties or assets of the subsidiary;

  .   ChevronTexaco; or

  . a corporation, all of the outstanding shares of which, other than directors' qualifying shares, are owned directly or indirectly by ChevronTexaco.

Provided that the requirements of this covenant have been met, upon the assignment or transfer, all of the obligations of the subsidiary issuer under the applicable indenture and the securities issued under that indenture shall cease and the subsidiary shall be released from its liability as obligor and from all other obligations under the applicable indenture. In connection with any assignment other than to ChevronTexaco, either

  .   ChevronTexaco's guarantee will remain in full force and effect or

  . ChevronTexaco will execute a new guarantee agreement containing substantially the same terms as those set forth in the applicable indenture.

Any successor to any subsidiary under an indenture must be organized and existing under the laws of the United States of America or one of the states of the United States of America. In the event a subsidiary issuer assigns all of its rights and obligations in respect of an indenture and any outstanding securities to ChevronTexaco, the covenants of ChevronTexaco described above under "--Covenants of ChevronTexaco" and any other covenants for the benefit of any series of securities issued under that indenture will remain in effect.

                             PLAN OF DISTRIBUTION

   Securities may be sold in any one or more of the following ways:

  .   directly to purchasers or a single purchaser;

  .   through agents;

  .   through dealers;

  . through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of securities.

   If securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the securities offered by that prospectus supplement. Prospectus supplements relating to underwritten offerings of securities will also describe:

  .   the discounts and commissions to be allowed or paid to the underwriters;

  .   all other items constituting underwriting compensation;

  .   the discounts and commissions to be allowed or paid to dealers, if any;
      and

  .   the exchanges, if any, on which the securities will be listed.

   Securities may be sold directly by ChevronTexaco or any of the subsidiary issuers through agents designated by ChevronTexaco or a subsidiary issuer from time to time. Any agent involved in the offer or sale of securities, and any commission payable by ChevronTexaco or a subsidiary issuer to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

   If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

   ChevronTexaco will indemnify any underwriters and agents against various civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with or perform services for ChevronTexaco, the subsidiary issuers and affiliated companies in the ordinary course of business.

                                LEGAL OPINIONS

   Pillsbury Winthrop LLP will pass on the legality of the securities offered by this prospectus and any guarantees by ChevronTexaco of securities offered by this prospectus.

                                    EXPERTS

   The consolidated financial statements of ChevronTexaco incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, except as they relate to Texaco Inc. as of and for the two years in the period ended December 31, 2000, which were audited by Arthur Andersen LLP.

   Arthur Andersen LLP has not consented to the incorporation by reference of their report on the financial statements of Texaco Inc. for the two years in the period ended December 31, 2000 in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   All amounts reflected in the table below are estimated except the SEC registration fee.

             SEC Registration Fee........................ $  368,000
             Blue Sky and Investment Eligibility Expenses     40,000
             Trustee Fees and Expenses...................    120,000
             Rating Agency Fees..........................    155,000
             Printing and Engraving......................     45,000
             Legal Fees..................................    200,000
             Accountants' Fees...........................    120,000
             Miscellaneous...............................     30,000
                                                          ----------
                Total.................................... $1,078,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Article IX of ChevronTexaco's Restated Certificate of Incorporation provides as follows:

      "1. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

      2. To the fullest extent authorized by the Corporation Law, the corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

      3. In serving or continuing to serve the corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article IX, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article IX shall adversely affect any right existing at the time of such repeal or modification.

      4. The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the corporation to pay expenses incurred by Corporate Servants in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of this Article IX or otherwise.

      5. Any right or privilege conferred by or pursuant to the provisions of this Article IX shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

      6. As used in this Article IX:

          (a) 'Corporate Servant' means any natural person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

          (b) 'Corporation Law' means the General Corporation Law of the State of Delaware, as from time to time amended;

          (c) 'indemnify' means to hold harmless against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

          (d) 'Proceeding' means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

          (e) 'request of the corporation' includes any written authorization by an officer of the corporation."

   Section 145 of the General Corporation Law of the State of Delaware, in which ChevronTexaco is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

   The directors and officers of ChevronTexaco are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; ChevronTexaco is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and ChevronTexaco's by-law provisions.

ITEM 16.  EXHIBITS


1.1 Chevron Corporation Underwriting Agreement Standard Provisions, filed June 14, 1995, as Exhibit 1.1 to Chevron Corporation's Amendment No. 1 to Registration Statement on Form S-3 (File No. 33-
      58463) and incorporated herein by reference.

1.2 Chevron Capital U.S.A. Inc. Underwriting Agreement Standard Provisions, filed May 15, 1987, as
      Exhibit 1.1 to Chevron Capital U.S.A. Inc.'s Registration Statement on Form S-3 (File No. 33-14307)
      and incorporated herein by reference.

1.3 Chevron Capital Corporation Underwriting Agreement Standard Provisions, filed November 15, 1999, as
      Exhibit 1.2 to Chevron Capital Corporation's Registration Statement on Form S-3 (File No. 333-
      90977-01) and incorporated herein by reference.

1.4 Chevron Canada Capital Company Underwriting Agreement Standard Provisions, filed November 15,
      1999, as Exhibit 1.3 to Chevron Canada Capital Company's Registration Statement on Form S-3 (File
      No. 333-90977-02) and incorporated herein by reference. (Underwriting Agreement Standard
      Provisions of ChevronTexaco Capital Company and ChevronTexaco Funding Corporation are
      substantially identical to this document except for names.)

3.1 Certificate of Incorporation of Chevron Capital U.S.A. Inc., filed July 31, 1984, as Exhibit 3.1 to
      Chevron Capital U.S.A. Inc.'s Registration Statement on Form S-3 (File No. 2-92463) and
      incorporated herein by reference.

3.2 By-laws of Chevron Capital U.S.A. Inc., filed July 31, 1984, as Exhibit 3.2 to Chevron Capital U.S.A.
      Inc.'s Registration Statement on Form S-3 (File No. 2-92463) and incorporated herein by reference.

3.3 Certificate of Incorporation of Chevron Capital Corporation, filed November 15, 1999, as Exhibit 3.1 to
      Chevron Capital Corporation's Registration Statement on Form S-3 (File No. 333-90977-01) and
      incorporated herein by reference.

3.4 By-laws of Chevron Capital Corporation, filed November 15, 1999, as Exhibit 3.2 to Chevron Capital
      Corporation's Registration Statement on Form S-3 (File No. 333-90977-01) and incorporated herein by reference.


3.5   Memorandum of Association of Chevron Canada Capital Company, filed November 15, 1999, as Exhibit
        3.3 to Chevron Canada Capital Company's Registration Statement on Form S-3 (File No. 333-90977-02)
        and incorporated herein by reference.

3.6   Articles of Association of Chevron Canada Capital Company, filed November 15, 1999, as Exhibit 3.4 to
        Chevron Canada Capital Company's Registration Statement on Form S-3 (File No. 333-90977-02) and
        incorporated herein by reference.

3.7*  Memorandum of Association of ChevronTexaco Capital Company.

3.8*  Articles of Association of ChevronTexaco Capital Company.

3.9*  Certificate of Incorporation of ChevronTexaco Funding Corporation.

3.10* Bylaws of ChevronTexaco Funding Corporation.

4.1   Indenture, dated as of June 15, 1995, between Chevron Corporation and The Chase Manhattan Bank, as successor to Chemical Bank, as trustee, filed June 14, 1995, as Exhibit 4.1 to Chevron Corporation's
        Amendment No. 1 to Form S-3 (File No. 33-58463) and incorporated herein by reference.

4.2   First Supplemental Indenture, dated as of October 13, 1999, between Chevron Corporation and The Chase
        Manhattan Bank, as trustee, filed October 15, 1999, as Exhibit 4.1 to Chevron Corporation's report on
        Form 8-K (File No. 1-368-2) and incorporated herein by reference.

4.3   Indenture among Chevron Corporation, as guarantor, Chevron Capital U.S.A. Inc. and The Chase Manhattan
        Bank, as trustee, filed May 15, 1987, as Exhibit 4.1 to Chevron Capital U.S.A. Inc.'s Registration
        Statement on Form S-3 (File No. 33-14307) and incorporated herein by reference.

4.4   First Supplemental Indenture, dated as of August 1, 1994, between Chevron Capital U.S.A. Inc., Chevron
        Corporation, as guarantor, and The Chase Manhattan Bank, as trustee, filed August 1, 1994, as Exhibit
        99.1 to Chevron Corporation's Current Report on Form 8-K (File No. 1-368-2) and incorporated herein by reference.

4.5   Form of Indenture among Chevron Corporation, as guarantor, Chevron Capital Corporation and The Chase
        Manhattan Bank, as trustee, filed November 15, 1999, as Exhibit 4.3 to Chevron Capital Corporation's
        Registration Statement on Form S-3 (File No. 333-90977-01) and incorporated herein by reference.

4.6   Form of Indenture among Chevron Corporation, as guarantor, Chevron Canada Capital Company and a trustee to be named, filed November 15, 1999, as Exhibit 4.4 to Chevron Canada Capital Company's
        Registration Statement on Form S-3 (File No. 333-90977-02) and incorporated herein by reference.
        (Forms of Indenture of ChevronTexaco Capital Company and ChevronTexaco Funding Corporation are
        substantially identical to this document except for names.)

4.7   Forms of Securities of Chevron Corporation, filed April 6, 1995, as Exhibit 4.2 to Chevron Corporation's
        Registration Statement on Form S-3 (File No. 33-58463) and incorporated herein by reference.

4.8   Forms of Securities of Chevron Capital U.S.A. Inc., filed May 15, 1987 as Exhibit 4.2 to Chevron Capital
        U.S.A. Inc.'s Registration Statement on Form S-3 (File No. 33-14307) and incorporated herein by reference.

4.9   Forms of Securities of Chevron Capital Corporation, filed November 15, 1999, as Exhibit 4.6 to Chevron
        Capital Corporation's Registration Statement on Form S-3 (File No. 333-90977-01) and incorporated herein by reference.

4.10  Forms of Securities of Chevron Canada Capital Company, filed November 15, 1999, as Exhibit 4.7 to
        Chevron Canada Capital Company's Registration Statement on Form S-3 (File No. 333-90977-02) and
        incorporated herein by reference. (Forms of Securities of ChevronTexaco Capital Company and
        ChevronTexaco Funding Corporation are substantially identical to this document except for names.)

5.1*  Opinion of Pillsbury Winthrop LLP, counsel to ChevronTexaco.


12.1  Statement as to computation of ratio of earnings to fixed charges filed as Exhibit 12.1 to
        ChevronTexaco's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 1-
        368-2) and incorporated herein by reference.

23.1* Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Pillsbury Winthrop LLP (contained in their opinion filed as Exhibit 5.1 to this registration statement).

24.1* Powers of Attorney for directors and certain officers of ChevronTexaco, authorizing, among other things, the signing of registration statements on their behalf.

24.2* Powers of Attorney for directors and certain officers of Chevron Capital U.S.A. Inc., authorizing, among other things, the signing of registration statements on their behalf.

24.3* Powers of Attorney for directors and certain officers of Chevron Capital Corporation, authorizing, among other things, the signing of registration statements on their behalf.

24.4* Powers of Attorney for directors and certain officers of Chevron Canada Capital Company, authorizing, among other things, the signing of registration statements on their behalf.

24.5* Powers of Attorney for directors and certain officers of ChevronTexaco Capital Company, authorizing, among other things, the signing of registration statements on their behalf.

24.6* Powers of Attorney for directors and certain officers of ChevronTexaco Funding Corporation, authorizing, among other things, the signing of registration statements on their behalf.

25.1  Form T-1 Statement of Eligibility and Qualification of The Chase Manhattan Bank under the Trust
        Indenture Act of 1939, as amended, filed as Exhibit 25.1 to ChevronTexaco's Current Report on
        Form 8-K filed October 8, 1999 and incorporated herein by reference.

25.2  Form T-1 Statement of Eligibility and Qualification of the Chase Manhattan Bank under the Trust
        Indenture Act of 1939, as amended, filed May 15, 1987 as Exhibit 26.1 to Chevron Capital U.S.A.
        Inc.'s Registration Statement on Form S-3 (File No. 33-14307) and incorporated herein by reference.

25.3  Form T-1 Statement of Eligibility and Qualification of The Chase Manhattan Bank under the Trust
        Indenture Act of 1939, as amended, filed November 15, 1999, as Exhibit 25.2 to the Registration
        Statement of ChevronTexaco Corporation, Chevron Capital Company and Chevron Canada Capital
        Company on Form S-3 (File Nos. 333-90977, 333-90977-01 and 333-90977-02) and incorporated herein by reference.

25.4* Form T-1 Statement of Eligibility and Qualification of JPMorgan Chase Bank under the Trust Indenture
        Act of 1939, as amended.

99.1  Letter to U.S. Securities and Exchange Commission pursuant to Temporary Note 3T to Article 3 of
        Regulation S-X, filed March 27, 2002, as Exhibit 99.3 to ChevronTexaco's Annual Report on Form
        10-K for the year ended December 31, 2001 (File No. 1-368-2) and incorporated herein by reference.

--------
*  filed herewith.

ITEM 17.  UNDERTAKINGS

   (a) Rule 415 Offering. The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

       Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by ChevronTexaco pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of ChevronTexaco's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings. Each of the registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChevronTexaco Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 26, 2002.

                                              CHEVRONTEXACO CORPORATION

                                              By:    /s/  DAVID J. O'REILLY*
                                                  -----------------------------
                                                        David J. O'reilly
                                                      Chairman of the Board


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 2002.



PRINCIPAL EXECUTIVE OFFICERS (AND DIRECTORS)  DIRECTORS

     /s/  DAVID J. O'REILLY*                      /s/  SAMUEL H. ARMACOST*
----------------------------------           ----------------------------------
        David J. O'Reilly,                           Samuel H. Armacost
      Chairman of the Board

     /s/  PETER J. ROBERTSON*                     /s/  ROBERT J. EATON*
----------------------------------           ----------------------------------
       Peter J. Robertson,                           Robert J. Eaton
    Vice-Chairman of the Board

      /s/  GLENN F. TILTON*                            /s/  SAM GINN*
----------------------------------           ----------------------------------
         Glenn F. Tilton,                                 Sam Ginn
    Vice-Chairman of the Board

                                                    /s/  CARLA A. HILLS*
                                             ----------------------------------
                                                       Carla A. Hills
PRINCIPAL FINANCIAL OFFICER

                                                 /s/  FRANKLYN G. JENIFER*
                                             ----------------------------------
                                                    Franklyn G. Jenifer

       /s/  JOHN S. WATSON*                       /s/  J. BENNET JOHNSTON*
----------------------------------           ----------------------------------
          John S. Watson                             Bennet Johnston
Vice-President and Chief Financial
             Officer

                                                     /s/  SAM NUNN*
                                             ----------------------------------
                                                        Sam Nunn
PRINCIPAL ACCOUNTING OFFICER

      /s/  STEPHEN J. CROWE*                     /s/  CHARLES R. SHOEMATE*
----------------------------------           ----------------------------------
         Stephen J. Crowe                           Charles R. Shoemate
  Vice President and Comptroller

                                                  /s/  FRANK A. SHRONTZ*
                                             ----------------------------------
                                                     Frank A. Shrontz

                                                 /S/  THOMAS A. VANDERSLICE*
                                             ----------------------------------
                                                    Thomas A. Vanderslice

                                                  /s/  CARL WARE*
                                             ----------------------------------
                                                     Carl Ware


*By:            /s/  LYDIA I. BEEBE                     /s/  JOHN A. YOUNG*
    -----------------------------------      -----------------------------------
                   Lydia I. Beebe                          John A. Young
                  Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Chevron Capital U.S.A. Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 26, 2002.

                                              CHEVRON CAPITAL U.S.A. INC.

                                              By:    /s/  STEPHEN J. CROWE*
                                                   ----------------------------
                                                          Stephen J. Crowe
                                                              President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 2002.



PRINCIPAL EXECUTIVE AND ACCOUNTING OFFICER             DIRECTORS


      /s/  STEPHEN J. CROWE*                            /s/  LYDIA I. BEEBE
----------------------------------                -----------------------------
           Stephen J. Crowe,                                 Lydia I. Beebe
             President

                                                      /s/  STEPHEN J. CROWE*
                                                  -----------------------------
PRINCIPAL FINANCIAL OFFICER                                Stephen J. Crowe

     /s/  DAVID M. KRATTEBOL*                         /s/  DAVID M. KRATTEBOL*
----------------------------------                -----------------------------
          David M. Krattebol,                              David M. Krattebol
     Vice-President and Treasurer

                                                      /s/  HOWARD B. SHEPPARD*
                                                  -----------------------------
                                                           Howard B. Sheppard

                                                      /s/  JOHN S. WATSON*
                                                  -----------------------------
                                                           John S. Watson





*By:    /s/  LYDIA I. BEEBE
     -------------------------
          Lydia I. Beebe,
         Attorney-in-Fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Chevron Capital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 26, 2002.

                                              CHEVRON CAPITAL CORPORATION

                                              By:   /s/  DAVID M. KRATTEBOL*
                                                  -----------------------------
                                                       David M. Krattebol
                                                            President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 2002.


PRINCIPAL EXECUTIVE OFFICER                           DIRECTORS

       /s/  David M. Krattebol*                          /s/  LYDIA I. BEEBE
     ----------------------------                  ----------------------------
         David M. Krattebol,                                Lydia I. Beebe
              President

                                                      /s/  David M. Krattebol*
                                                   ----------------------------
PRINCIPAL FINANCIAL OFFICER                              David M. Krattebol

       /s/  HOWARD B. SHEPPARD*                       /s/  HOWARD B. SHEPPARD*
     ----------------------------                  ----------------------------
         Howard B. Sheppard,                             Howard B. Sheppard
     Vice-President and Treasurer

                                                         /s/  JOHN S. WATSON*
                                                   ----------------------------
                                                              John S. Watson

PRINCIPAL ACCOUNTING OFFICER

       /s/  James A. Aleveras*
     ----------------------------
          James A. Aleveras,
             Comptroller

*By:     /s/  Lydia I. Beebe
     ----------------------------
           Lydia I. Beebe,
           Attorney-in-Fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Chevron Canada Capital Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 26, 2002.

                                              CHEVRON CANADA CAPITAL COMPANY

                                              By:       JAMES W. SIMPSON*
                                                  -----------------------------
                                                        James W. Simpson
                                                            President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 2002.


PRINCIPAL EXECUTIVE OFFICER                   DIRECTORS

        JAMES W. SIMPSON*                             STUART W. KINSEY*
----------------------------------            ----------------------------------
        James W. Simpson,                              Stuart W. Kinsey
            President

                                                     DAVID M. KRATTEBOL*
                                              ----------------------------------
PRINCIPAL FINANCIAL OFFICER                           David M. Krattebol

       DAVID M. KRATTEBOL*                           RICHARD A. PASHELKA*
----------------------------------            ----------------------------------
       David M. Krattebol,                           Richard A. Pashelka
   Vice-President and Treasurer

                                                        CORRINA ROWE*
                                              ----------------------------------
PRINCIPAL ACCOUNTING OFFICER                             Corrina Rowe

        JAMES A. ALEVERAS*                            JAMES W. SIMPSON*
----------------------------------            ----------------------------------
        James A. Aleveras,                             James W. Simpson
           Comptroller

*By:    /s/  LYDIA I. BEEBE
     -------------------------
          Lydia I. Beebe,
         Attorney-in-Fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChevronTexaco Capital Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 26, 2002.

                                              CHEVRONTEXACO CAPITAL COMPANY

                                              BY        JAMES W. SIMPSON*
                                                  -----------------------------
                                                        James W. Simpson
                                                            President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 2002.


PRINCIPAL EXECUTIVE OFFICER                   DIRECTORS

        JAMES W. SIMPSON*                             STUART W. KINSEY*
----------------------------------            ----------------------------------
        James W. Simpson,                              Stuart W. Kinsey
            President

                                                     DAVID M. KRATTEBOL*
                                              ----------------------------------
PRINCIPAL FINANCIAL OFFICER                           David M. Krattebol

       DAVID M. KRATTEBOL*                           RICHARD A. PASHELKA*
----------------------------------            ----------------------------------
       David M. Krattebol,                           Richard A. Pashelka
   Vice-President and Treasurer

                                                        CORRINA ROWE*
                                              ----------------------------------
PRINCIPAL ACCOUNTING OFFICER                             Corrina Rowe

        JAMES A. ALEVERAS*                            JAMES W. SIMPSON*
----------------------------------            ----------------------------------
        James A. Aleveras,                             James W. Simpson
           Comptroller

*By:    /s/  LYDIA I. BEEBE
     -------------------------
          Lydia I. Beebe,
         Attorney-in-Fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ChevronTexaco Funding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 26, 2002.

                                              CHEVRONTEXACO FUNDING CORPORATION

                                              By       DAVID M. KRATTEBOL*
                                                  -----------------------------
                                                       David M. Krattebol
                                                            President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 2002.


PRINCIPAL EXECUTIVE OFFICER                   DIRECTORS

       DAVID M. KRATTEBOL*                           DAVID M. KRATTEBOL*
----------------------------------            ----------------------------------
       David M. Krattebol,                            David M. Krattebol
            President

                                                       RICHARD E. LEE*
                                              ----------------------------------
PRINCIPAL FINANCIAL OFFICER                             Richard E. Lee

       HOWARD B. SHEPPARD*                           HOWARD B. SHEPPARD*
----------------------------------            ----------------------------------
       Howard B. Sheppard,                            Howard B. Sheppard
   Vice-President and Treasurer

                                                       JOHN S. WATSON*
                                              ----------------------------------
PRINCIPAL ACCOUNTING OFFICER                            John S. Watson

        JAMES A. ALEVERAS*
----------------------------------
        James A. Aleveras,
  Vice President and Comptroller

*By    /s/  LYDIA I. BEEBE
    -------------------------
         Lydia I. Beebe,
        Attorney-in-Fact